UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A/A
AMENDMENT NO. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF l934
Asthmatx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0615671

(State of incorporation or organization)	(IRS Employer Identification No.)

1340 Space Park Way
Mountain View, CA	94043

(Address of principal executive offices)	(Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.00001 per share	The NASDAQ Stock Market LLC

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-135997.
     Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s Form S-1 Registration Statement (File No. 333-135997) as originally filed with the Securities and Exchange Commission on July 24, 2006, as subsequently amended (the “Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, which prospectus will constitute a part of the Registrant’s Form S-1 Registration Statement, is hereby incorporated by reference in response to this item.
Item 2. Exhibits.
     No exhibits are required to be filed, because no other securities of the registrant are registered on the NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 11, 2006	ASTHMATX, INC.

	By:	/s/ Christopher P. Lowe

Christopher P. Lowe
Chief Financial Officer